Exhibit 99.6

PROXY CARD

Delwinds Insurance Acquisition Corp.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Notice”) and the Joint Proxy Statement/Consent Solicitation Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Delwinds Insurance Acquisition Corp. (the “Company”) to be held virtually on ___________, 2022, at ___ [a.m./p.m.] Eastern Time, accessible at https://www.cstproxy.com/[_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2022, at ______ [a.m./p.m.] Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

 DELWINDS INSURANCE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF DELWINDS INSURANCE ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 13.

(1)	Proposal 1 - The NTA Proposal - To consider and vote on amendments to the current Certificate of Incorporation of Delwinds (the “Current Charter”), which amendments shall be effective, if adopted and implemented by Delwinds prior to the consummation of the proposed Business Combination (as defined below), to remove from the Current Charter requirements limiting Delwinds’ ability to redeem shares of Delwinds Class A common stock and consummate an initial business combination if the amount of such redemptions would cause Delwinds to have less than $5,000,001 in net tangible assets.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 - The Business Combination Proposal - To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of February 24, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Delwinds, DWIN Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Delwinds (“Merger Sub”), DIAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), in the capacity as Purchaser Representative for the purposes set forth in the Merger Agreement, and FOXO Technologies Inc., a Delaware corporation (“FOXO”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into FOXO, with FOXO continuing as the surviving corporation and as a wholly-owned subsidiary of Delwinds, and the issuance of Delwinds securities as merger consideration thereunder, as described in more detail in the accompanying Proxy Statement (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Annex A.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 - The Charter Proposal - To consider and vote upon a proposal to approve, in connection with the Business Combination, the replacement of the Current Charter with the proposed new certificate of incorporation of Delwinds (the “Proposed Charter”) in the form attached to the accompanying joint proxy statement/consent solicitation statement/prospectus as Annex B.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)-(8)	Proposals 4 - 7 -The Advisory Charter Proposals - To consider and vote, on an advisory and non-binding basis, on four separate Proposals to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

(4) Proposal 4

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, changing the corporate name of the Combined Company to “FOXO Technologies Inc.” on and from the time of the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) Proposal 5

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, increasing the authorized shares of common stock of the Combined Company to 510,000,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6) Proposal 6

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, changing the size of the Combined Company Board to up to seven (7) directors and to gradually declassify the board, as it relates to each director class, to cause all directors elected at annual meetings of stockholders following the effectiveness of the Proposed Charter to be elected for terms expiring at the next annual meeting of stockholders or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7) Proposal 7

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, to remove certain blank check provisions that will no longer be necessary upon consummation of the Business Combination; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 - The Incentive Plan Proposal - To consider and vote upon a proposal to adopt the 2022 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying Proxy Statement as Annex D.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 9 - Management Contingent Share Plan Proposal - To consider and vote upon a proposal to adopt an earnout incentive plan following the closing of the Business Combination (the “Closing”) (the “Management Contingent Share Plan”), a copy of which is attached to the accompanying Proxy Statement as Annex E. The board of directors of Delwinds (the “Delwinds Board”) intends to adopt the Management Contingent Share Plan, subject to the approval of the Delwinds stockholders, effective immediately prior to the Closing, which will contain the terms and conditions applicable to shares of Class A Common Stock issued thereunder after the Closing.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	Proposal 10 - Insider Letter Amendment Proposal - To consider and vote upon a proposal to adopt an amendment, effective at the Closing, to reduce the lock-up period applicable to the shares of Delwinds Class A common stock held by Sponsor set forth in the letter agreement, dated December 10, 2020, by and among Delwinds, the Sponsor and directors and officers of Delwinds (the “Insider Letter”), from one year to six months following the consummation of the Business Combination. A copy of the Insider Letter is attached to the accompanying Proxy Statement as Annex F.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(11)	Proposal 11 - The NYSE Proposal - To consider and vote upon, for purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of more than 20% of Delwinds common stock in connection with the Business Combination, the certain contingent subscription agreements entered into by Delwinds with certain investors concurrent with the execution of the Merger Agreement (the “Support Subscription Agreements”) and certain Common Stock Purchase Agreement entered into by Delwinds with CF Principal Investments LLC (the “Cantor Agreement”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(12)	Proposal 12 - The Director Election Proposal - To consider and vote upon the election of four (4) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of the Combined Company.

Name	Position

Jon Sabes
Andrew J. Poole
Bret Barnes
Murdoc Khaleghi

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________

(13)	Proposal 13 - The Adjournment Proposal - To consider and vote upon a proposal to adjourn the Delwinds Special Meeting to a later date or dates, if necessary, at the determination of the Delwinds Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If stocks are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

4